Exhibit 99.1 (i)

YAHOO! INC. AND OVERTURE SERVICES, INC. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the proposed merger of Yahoo! Inc. (“Yahoo!”) and Overture Services, Inc. (“Overture”), using the purchase method of accounting, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.  These pro forma statements were prepared as if the merger had been completed as of January 1, 2002 for statements of operations purposes and as of June 30, 2003 for balance sheet purposes.

These unaudited pro forma combined condensed consolidated financial statements include pro forma statements of operations which were prepared by combining pro forma statements of operations for both Yahoo! and Overture, which are presented in Exhibit 99.1(ii) and Exhibit 99.1(iii), respectively, included elsewhere in this filing. The Yahoo! pro forma statements of operations included in Exhibit 99.1(ii) of this filing were prepared to give effect to Yahoo!'s acquisition of Inktomi Corporation, which was consummated on March 19, 2003. The Overture pro forma statements of operations included in Exhibit 99.1(iii) of this filing were prepared to give effect to Overture's acquisitions of the business of Alta Vista Company and the Web search unit of Fast Search & Transfer, ASA, which were consummated on April 25, 2003 and April 21, 2003, respectively.

The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred on January 1, 2002 for statements of operations purposes and as of June 30, 2003 for balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations. The pro forma combined condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Overture. The final allocation of the purchase price will be determined after the completion of the merger and will be based upon actual net tangible and intangible assets acquired and liabilities assumed.  The preliminary purchase price allocation for Overture is subject to revision as more detailed analysis is completed and additional information on the fair values of Overture’s assets and liabilities becomes available. Any change in the fair value of the net assets of Overture will change the amount of the purchase price allocable to goodwill. Additionally, changes in Overture’s working capital, including the results of operations from June 30, 2003 through the date the merger is completed, will change the amount of goodwill recorded. The final purchase price is dependent on the actual amount of cash to be paid, the actual number of shares of Yahoo! common stock issued, the actual number of options assumed and actual direct merger costs. The final purchase price will be determined upon completion of the merger. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

These unaudited pro forma combined condensed consolidated financial statements are based upon the respective historical consolidated and pro forma combined condensed consolidated financial statements of Yahoo! and Overture and should be read in conjunction with the historical consolidated and pro forma combined condensed consolidated financial statements of Yahoo! and Overture and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained herein and in the reports and other information Yahoo! and Overture have on file with the SEC, including the Yahoo! Form 8-K/A filed on August 8, 2003.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2003

(In thousands)

	Historical		Pro Forma
	Yahoo!	Overture	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,075,582	$83,138	$(303,885	)(a)	$854,835
Short-term investments in marketable securities	497,400	23,099	—		520,499
Accounts receivable, net	142,372	56,096	(23,468	)(b)	175,000
Prepaid expenses and other current assets	103,407	23,555	—		126,962
Prepaid traffic acquisition expense	—	37,576	—		37,576
Total current assets	1,818,761	223,464	(327,353)		1,714,872

Long-term investments in marketable securities	744,237	7,194	—		751,431
Restricted investments	—	8,535	—		8,535
Property and equipment, net	371,794	73,143	—		444,937
Goodwill	636,434	187,303	(187,303	)(c)	1,795,774
			1,159,340	(c)
Intangible assets, net	130,939	34,049	(34,049	)(c)	452,539
			321,600	(c)
Long-term prepaid traffic acquisition costs	—	38,366	(30,000	)(b)	8,366
Other assets	219,356	12,988	—		232,344
Total assets	$3,921,521	$585,042	$902,235		$5,408,798

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,086	$124,260	$(1,876	)(b)	$141,470
Accrued expenses and other current liabilities	302,640	29,938	(21,592	)(b)	337,486
			12,500	(d)
			14,000	(d)
Deferred revenue	155,997	19,141	(1,914	)(e)	173,224
Total current liabilities	477,723	173,339	1,118		652,180

Long-term debt	750,000	—	—		750,000
Other liabilities	102,374	859	(30,000	)(b)	73,233
Minority interests in consolidated subsidiaries	34,591	—	—		34,591

Stockholders’ equity:
Common stock	624	6	(6	)(f)	663
			39	(i)
Additional paid-in capital	2,623,520	795,775	(795,775	)(f)	4,012,076
			1,388,556	(i)
Treasury stock	(159,988)	—	—		(159,988)
Retained earnings (accumulated deficit)	90,038	(389,955)	389,955	(f)	90,038
Deferred compensation, net	(1,960)	(818)	818	(f)	(48,594)
			(46,634	)(j)
Accumulated other comprehensive income	4,599	5,836	(5,836	)(f)	4,599
Total stockholders’ equity	2,556,833	410,844	931,117		3,898,794

Total liabilities and stockholders’ equity	$3,921,521	$585,042	$902,235		$5,408,798

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(In thousands, except per share amounts)

	Pro Forma		Combined Pro Forma
	Yahoo! (1)	Overture (2)	Adjustments		Combined

Net revenues	$1,023,740	$724,454	$(143,408	)(b)	$1,604,786

Costs and expenses:
Cost of revenues	185,022	50,485	(2,965	)(b)	236,263
			3,721	(j)
Traffic acquisition	—	368,843	(134,673	)(b)	234,170
Sales and marketing	470,087	93,281	(5,770	)(b)	568,085
			10,487	(j)
Product development	179,538	41,749	9,472	(j)	230,759
General and administrative	118,781	94,977	10,149	(j)	223,907
Amortization of intangibles	36,653	5,472	70,827	(h)	112,952
Restructuring costs	115,668	8,087	—		123,755
Loss on litigation ruling	—	8,700	—		8,700
Impairment of goodwill and other intangibles	8,440	—	—		8,440
Impairment of property, plant and equipment	107,040	632	—		107,672
Total operating expenses	1,221,229	672,226	(38,752)		1,854,703

Income (loss) from operations	(197,489)	52,228	(104,656)		(249,917)

Other income, net	83,413	(6,185)	(14,283	)(a)	62,945
Minority interests in operations of consolidated subsidiaries	(1,551)	—	—		(1,551)

Income (loss) before income taxes	(115,627)	46,043	(118,939)		(188,523)

Provision (benefit) for income taxes	5,409	4,248	(34,044	)(g)	(24,387)

Income (loss) from continuing operations	$(121,036)	$41,795	$(84,895)		$(164,136)

Income (loss) per share from continuing operations - basic	$(0.20)	$0.67			$(0.26)

Income (loss) per share from continuing operations - diluted	$(0.20)	$0.65			$(0.26)

Shares used in per share calculation - basic	593,838	61,949	(22,873)		632,914
Shares used in per share calculation - diluted	593,838	63,878	(24,802)		632,914

(1)          Yahoo! and Inktomi pro forma combined condensed consolidated statement of operations are included in Exhibit 99.1(ii) of this filing.

(2)          Overture, Alta Vista and Fast pro forma combined condensed consolidated statement of operations are included in Exhibit 99.1(iii) of this filing.

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2003

(In thousands, except per share amounts)

	Pro Forma		Combined Pro Forma
	Yahoo! (1)	Overture (2)	Adjustments		Combined

Net revenues	$619,285	$502,792	$(127,321	)(b)	$994,756

Costs and expenses:
Cost of revenues	94,078	36,356	(1,533	)(b)	129,543
			642	(j)
Traffic acquisition	—	307,046	(119,929	)(b)	187,117
Sales and marketing	237,861	47,087	(5,859	)(b)	280,899
			1,810	(j)
Product development	86,733	23,935	1,634	(j)	112,302
General and administrative	66,739	60,254	1,751	(j)	128,744
Amortization of intangibles	17,135	3,137	35,012	(h)	55,284
Restructuring costs	—	(103)	—		(103)
Reversal of loss on litigation ruling	—	(3,941)	—		(3,941)
Total operating expenses	502,546	473,771	(86,472)		889,845

Income from operations	116,739	29,021	(40,849)		104,911

Other income, net	41,952	(2,574)	(3,662	)(a)	35,716
Minority interests in operations of consolidated subsidiaries	(3,034)	—	—		(3,034)

Income before income taxes	155,657	26,447	(44,511)		137,593

Provision for income taxes	59,150	13,290	(15,470	)(g)	56,970

Income from continuing operations	$96,507	$13,157	$(29,041)		$80,623

Income per share from continuing operations - basic	$0.16	$0.21			$0.13

Income per share from continuing operations - diluted	$0.16	$0.20			$0.12

Shares used in per share calculation - basic	600,330	63,639	(24,563)		639,406
Shares used in per share calculation - diluted	622,183	64,707	(24,631)		662,259

(1)          Yahoo! and Inktomi pro forma combined condensed consolidated statement of operations are included in Exhibit 99.1(ii) of this filing.

(2)          Overture, Alta Vista and Fast pro forma combined condensed consolidated statement of operations are included in Exhibit 99.1(iii) of this filing.

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On July 14, 2003, Yahoo! announced the signing of a definitive agreement to acquire Overture, a provider of commercial search services on the Internet.   Under the terms of the agreement, each share of Overture common stock outstanding upon the effective date will be exchanged for 0.6108 shares of Yahoo! common stock and $4.75 in cash. Based on the current number of shares outstanding of Overture common stock and options outstanding, Yahoo! would make a cash payment of approximately $300 million, issue approximately 39.1 million shares of Yahoo! common stock and issue options to purchase approximately 8.5 shares of Yahoo! common stock. Together with direct transaction costs this will result in an aggregate purchase price of approximately $1.7 billion. The actual amount of cash to be paid and Yahoo! shares and options to be issued will be determined on the effective date of the merger based on the number of shares of Overture common stock and options actually outstanding on such date.  Yahoo! will account for the merger under the purchase method of accounting.

The unaudited pro forma combined condensed consolidated balance sheet at June 30, 2003 is presented to give effect to the proposed merger of Yahoo! and Overture as if the transaction had been consummated on that date. The unaudited pro forma combined condensed consolidated balance sheet at June 30, 2003 has been prepared by combining the historical unaudited consolidated balance sheet data of Yahoo! and Overture as of June 30, 2003.  The unaudited pro forma combined condensed consolidated statements of operations of Yahoo! and Overture for the year ended December 31, 2002 and the six-months ended June 30, 2003 are presented as if these transactions and the significant acquisitions of Yahoo! and Overture which were consummated during the period from January 1, 2002 through June 30, 2003 had been consummated on January 1, 2002.  The unaudited pro forma combined condensed consolidated statements of operations of Yahoo! and Overture for the year ended December 31, 2002 and the six-months ended June 30, 2003 have been prepared using the unaudited pro forma consolidated statement of operations data for Yahoo! and Overture for the year ended December 31, 2002 and the six-months ended June 30, 2003 which present the historical consolidated results of operations of Yahoo! and Overture and the results of significant acquisitions consummated by Yahoo! and Overture during the period from January 1, 2002 through June 30, 2003. These pro forma consolidated financial statements are included elsewhere in this filing.

2. Preliminary Purchase Price

The unaudited pro forma combined condensed consolidated financial statements reflect an estimated purchase price of approximately $1.7 billion.  The preliminary cash payment was determined based on the number of outstanding shares of Overture common stock as of July 9, 2003.  The preliminary fair value of the Yahoo! common stock to be issued was based on the current shares of Overture common stock outstanding, the exchange ratio and the average market price of the Company's common stock for a range of trading days from two days before and after July 14, 2003, the announcement date of the proposed merger.  The preliminary fair value of Yahoo! options to be issued was determined using the Black-Scholes model and the number of outstanding Overture options as of July 9, 2003.  As the actual amount of common stock to be issued, cash to be paid and Yahoo! options to be issued will be determined on the effective date of the merger based on the number of shares of Overture common stock and options actually outstanding on such date, the final amount of common stock to be issued, cash to be paid and Yahoo! options to be issued will not be determined until that date.  The estimated total purchase price of the proposed Overture merger is as follows (in thousands):

Cash	$303,885
Fair value of Yahoo! common stock to be issued	1,259,011
Fair value of Yahoo! options to be issued	129,584
Estimated direct merger costs	12,500
Total estimated purchase price	$1,704,980

The final purchase price is dependent on the actual amount of cash to be paid, the actual number of shares of Yahoo! common stock issued, the actual number of options assumed and actual direct merger costs.  The final purchase price will be determined upon completion of the merger.  Under the purchase method of accounting, the total estimated purchase price is allocated to Overture’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger.  Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on Yahoo!’s final analysis, is as follows (in thousands):

Cash acquired	$83,138
Tangible assets acquired	280,552
Amortizable intangible assets:
Existing technology and patents	125,400
Affiliate contracts and related relationships	144,100
Advertiser contracts and related relationships	35,800
Trade name, trademark, domain name	16,300
Goodwill	1,159,340
Total assets acquired	1,844,630

Liabilities assumed	(186,284)
Deferred stock-based compensation	46,634

Net assets acquired	$1,704,980

A preliminary estimate of $322 million has been allocated to amortizable intangible assets consisting of existing technology, patents, affiliate and advertiser contracts and related relationships, trade names, trademarks and domain names with useful lives not exceeding five years.

Tangible assets acquired of $281 million includes long-term prepaid traffic acquisition costs paid by Overture to Yahoo! of approximately $30 million. Liabilities assumed of $186 million includes a current liability for traffic acquisition costs owed by Overture to Yahoo! of approximately $23 million.

A preliminary estimate of $1.2 billion has been allocated to goodwill.  Goodwill represents the excess of the purchase price over the fair market value of the net tangible and amortizable intangible assets acquired.  Goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for Overture is subject to revision as more detailed analysis is completed and additional information on the fair values of Overture’s assets and liabilities becomes available. Any change in the fair value of the net assets of Overture will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

3. Pro Forma Adjustments

                Certain reclassifications have been made to conform Overture’s historical and pro forma amounts to Yahoo!’s financial statement presentation.

                The accompanying unaudited pro forma combined condensed consolidated financial  statements have been prepared as if the merger was completed on June 30, 2003 for balance sheet purposes and as of January 1, 2002 for statements of operations purposes and reflect the following pro forma adjustments:

(a) To reflect the estimated cash portion for the proposed merger of $4.75 per outstanding Overture share and resulting decrease in interest income.

(b) To eliminate intercompany revenues, expenses and balance sheet amounts arising from transactions between Yahoo! and Overture.

(c) To eliminate the Overture existing intangible assets and to establish amortizable intangible assets and non-amortizable goodwill resulting from the proposed merger.

(d) To record estimated direct merger costs of approximately $12.5 million to be incurred by Yahoo! and $14.0 million of estimated merger costs to be incurred by Overture directly related to the proposed acquisition by Yahoo!.  Actual amounts could differ significantly upon close of the proposed merger.

(e) To adjust Overture deferred revenue to estimated fair value.

(f) To eliminate the historical stockholders’ equity of Overture.

(g) To adjust the provision (benefit) for taxes to reflect the impact of the pro forma adjustments using the federal and state statutory tax rates.

(h) To eliminate the amortization of Overture's historical intangibles and reflect amortization of the amortizable intangible assets on a straight-line basis resulting from the proposed merger.  The weighted average life of amortizable intangible assets approximates 4 years.

(i) To record the estimated fair value of Yahoo! shares of common stock and options to be issued in the proposed merger.

(j) To record the deferred compensation based on the intrinsic value related to Yahoo! options issued in connection with the proposed merger and to reflect the amortization of the deferred compensation calculated using an accelerated amortization method. The weighted average remaining vesting period of unvested employee stock options approximates 3 years.

4. Pro Forma Combined Net Income (Loss) Per Share

Shares used to calculate unaudited pro forma net income (loss) per basic share were computed by adding 39.1 million shares assumed to be issued in exchange for the outstanding Overture shares to Yahoo!’s weighted average shares outstanding. Shares used to calculate unaudited pro forma net income per diluted share were computed by adding 39.1 million shares and approximately 1.0 million options (using the treasury stock method) assumed to be issued to Yahoo!’s weighted average shares outstanding. Shares used to calculate unaudited pro forma net loss per diluted share were computed by adding 39.1 million shares assumed to be issued to Yahoo!’s weighted average shares outstanding.